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                                                                 EXHIBIT 3.1(d)


          CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
            AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL
                    RIGHTS, AND QUALIFICATIONS, LIMITATIONS
                      OR RESTRICTIONS THEREOF, OF SERIES A
                            PARTICIPATING CUMULATIVE
                               PREFERRED STOCK OF
                                    TW INC.

                              --------------------


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                              --------------------


          TW INC. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation (the "Board of Directors") at a
meeting duly held on [   ], 1996.

          RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 2 of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the DGCL, the Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $.10 per share ("Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

          SECTION 1.  Designation and Number of Shares.  The shares of such
                      ---------------------------------
series shall be designated as "Series A Participating Cumulative Preferred Stock" ("Series A Stock"). The number of shares initially constituting the Series A Stock shall be 8,000,000; provided, however, that, if more than a total
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of 8,000,000 shares of Series A Stock shall be issuable upon the exercise of
Rights (the "Rights") issued pursuant to the Rights Agreement dated as of [date], 1996, between the Corporation and ChaseMellon Shareholder
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Services L.L.C., as Rights Agent (the "Rights Agreement"), the Board of
Directors, pursuant to Section 151(g) of the DGCL, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          SECTION 2.  Dividends or Distributions.  (a)  Subject to the prior and
                      ---------------------------
superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Stock with respect to dividends, the holders of shares of the Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors shall approve (each such date being referred to herein as a "Quarterly Dividend
Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the common stock, par value $.01 per share ("Common Stock"), of the Corporation in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Stock a dividend or distribution in like kind equal to the Formula
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Number then in effect times such dividend or distribution on each share of the
Common Stock.  As used herein, the "Formula Number" shall be 1,000; provided,
                                                                    --------
however, that, if at any time after the date of this Certificate, the
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Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if
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at any time after the date of this Certificate, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

          (b) The Corporation shall declare a dividend or distribution on the Series A Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however,
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that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.
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          (c)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Stock; provided,
                                                                       --------
however, that dividends on such shares that are originally issued after the
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record date for the determination of holders of shares of Series A Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d) So long as any shares of the Series A Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Stock shall have been declared.

          (e) The holders of the shares of Series A Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          SECTION 3.  Voting Rights.  The holders of shares of Series A Stock
                      --------------
shall have the following voting rights:

          (a) Each holder of Series A Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other
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requirement to vote a greater number of shares is satisfied).

          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors and on all other matters submitted to a vote of stockholders.

          (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Stock are in default, the number of directors constituting the Board of Directors shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors, the holders of record of the Series A Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors, the holders of any Series A Stock being entitled to cast a number of votes per share of Series A Stock equal to the Formula Number. Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Stock in this Section 3.
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          (d)  Except as provided herein, in Section 11 or by applicable law, holders of Series A Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

          SECTION 4.  Certain Restrictions.  (a)  Whenever quarterly dividends
                      ---------------------
or other dividends or distributions payable on the Series A Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock; provided,
                                                                      --------
     however, that the Corporation may at any time redeem, purchase or otherwise
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     acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Stock, or any shares of stock ranking on a parity with the Series A Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after
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     consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          SECTION 5.  Liquidation Rights.  Upon the liquidation, dissolution or
                      -------------------
winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of shares of Series A Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $.01 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except distributions made ratably on the Series A Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          SECTION 6.  Consolidation, Merger, etc.  In case the Corporation shall
                      ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.
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          SECTION 7.  No Redemption; No Sinking Fund.  (a)  The shares of Series
                      -------------------------------
A Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Stock except as set forth in Section 5 of Article IV of the Certificate of Incorporation; provided, however, that the Corporation may
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purchase or otherwise acquire outstanding shares of Series A Stock in the open market or by offer to any holder or holders of shares of Series A Stock.

          (b) The shares of Series A Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          SECTION 8.  Ranking.  The Series A Stock shall rank junior to all
                      --------
other series of Preferred Stock, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof.

          SECTION 9.  Fractional Shares.  The Series A Stock shall be issuable
                      ------------------
upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandths (1/1,000ths) of a share or any integral multiple of such fraction that shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths (1/1,000ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided, however, that such agreement shall provide that the
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holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Stock.

          SECTION 10.  Reacquired Shares.  Any shares of Series A Stock
                       ------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such
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shares shall upon their retirement become authorized but unissued shares of
Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Section 2 of Article IV of the Certificate of Incorporation.

          SECTION 11.  Amendment.  None of the powers, preferences and relative,
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participating, optional and other special rights of the Series A Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Stock, voting as a separate class; provided, however, that no such
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amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.


          IN WITNESS WHEREOF, TW INC. has caused this Certificate to be duly
executed in its corporate name on this [     ] day of [    ] 1996.


                              TW INC.,

                                by
                                  __________________________
                                  Name:
                                  Title: